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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 1998
                                                  (January 7, 1998)


                              PAB Bankshares, Inc.
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             (Exact name of registrant as specified in its charter)


      Georgia                        0-25422                  58-1473302
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(State or other jurisdiction      (Commission File           (IRS Employer
     of incorporation)                Number)               Identification No.)
          incorporation)


3102 North Oak Street Extension, Valdosta, Georgia                    31602
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(Address of principal executive offices)                           (Zip Code)


                                  912/242-7758
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              (Registrant's telephone number, including area code)

                                 Not applicable
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         (Former name or former address, if changed since last report)

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Item 5.   Other Events

          On December 31, 1997, PAB Bankshares, Inc. ("Registrant"), Investors Financial Corporation ("IFC") and Bainbridge National Bank (the "Bank") executed a definitive agreement regarding the proposed acquisition by Registrant of IFC and the Bank, IFC's wholly-owned subsidiary. The acquisition agreement provides for Registrant to acquire IFC for approximately $20 million in stock of Registrant subject to consents and approvals contained in the agreement. The transaction is expected to be consummated by May 31, 1998.

          On January 8, 1998 Registrant issued the press release filed herewith as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits

         99.1     Press Release dated January 8, 1998


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PAB BANKSHARES, INC.



         January 14, 1998                    /s/ C. Larry Wilkerson
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                                             C. Larry Wilkerson
                                             Executive Vice President